ENGLISH SUMMARY OF THE LOAN AGREEMENT, DATED OCTOBER 6, 2025, BETWEEN GRUPO DE COMUNICACIONES DIGITALES, S.A., AND BAC INTERNATIONAL BANK INC.1 On October 6, 2025, Grupo de Comunicaciones Digitales, S.A. (the “Borrower”) entered into a loan agreement (together with its schedules and exhibits, the “Agreement”). The parties to the Agreement are as follows: (i) the Borrower, in such capacity, and (ii) Bac International Bank Inc., as lender (the “Lender”). The following is the summary of the material terms and conditions of the Agreement. In addition to the material terms and conditions that have been summarized herein, the Agreement also includes other customary provisions including, among others, representations and warranties, fees and expenses, amendments and assignment. Loan: Pursuant to the Agreement, the Lender grants to the Borrower an unsecured term loan. Sum of Loan: The Lender grants to the Borrower a loan for the total sum of USD 110,000,000, which shall be disbursed in one disbursement upon completion of all conditions precedent provided in the Agreement (the “Disbursement Date”). Term of Loan: The Loan shall mature sixty-six (66) months after the Disbursement Date (the “Maturity Date”). Payment of Principal and Interest: The Borrower undertakes to make interest payments in twenty-two (22) quarterly installments and the principal payment upon maturity. Interest will be automatically debited from the Borrower’s account held with the Lender on the seventeenth (17th) day of the month following the Disbursement Date and quarterly thereafter on the seventeenth (17th) day of each corresponding quarter. Any remaining balance shall be payable on the Maturity Date in a single installment. Ordinary Interest: The Loan shall accrue interest based on a three-month Term SOFR rate plus a margin of two-point eighty-five percent (2.85%) per annum; provided, that in no event shall the interest rate be less than five percent (5%). Interest will be calculated based on the actual number of calendar days elapsed using a 360-day year. Past-due interest may be capitalized at the Lender’s option and will accrue interest at the same rate as the principal. In addition to interest, the Borrower shall pay FECI2 fees where applicable under Panamanian law, though the Lender must return these funds if the Superintendency of Banks of Panama determines they do not apply and issues a refund. Punitive Interest: Any payment default shall accrue punitive interest on outstanding principal and accrued interest at a rate of 18% per annum (or the maximum rate permitted by Panamanian law). 1 This summary is being filed pursuant to 17 CFR 240.12b-12(d). 2 “FECI” means the rate for the Special Interest Compensation Fund (Tasa para el Fondo Especial de Compensación de Intereses), created by Law 4 of May 17, 1994, as amended.

2 Fees: Borrower shall pay the following fees to Lender: (i) structuring fee equal to 0.5% of the disbursed amount of the Loan, payable upon signing of the Agreement; and (ii) availability fee equal to 0.125%, payable upon disbursement of the Loan (jointly, the “Fees”). The Fees will be subject to the payment of ITBMS3. Prepayment: The Borrower may prepay the Loan in whole or in part at any time; provided, however, that any prepayment of principal made within twenty-four (24) months following the Disbursement Date shall be subject to a prepayment fee equal to 2% of the prepaid amount. Other payment obligations: The Borrower shall bear all costs, taxes, and insurance related to the Agreement, including appraisals, notary fees, legal fees, and stamp taxes. If the Lender pays any such amounts on the Borrower’s behalf, the Borrower must reimburse the Lender within five (5) business days, or such sums will be capitalized and accrue interest. The Borrower shall also be responsible for maintaining all required insurance policies, which must be endorsed in favor of the Lender; failure to provide proof of payment or renewal within the stipulated timeframes may result in the Lender declaring the Loan immediately due and payable. Guarantee: To secure the full and timely repayment of the Borrower’s obligations, the Borrower shall cause Telecomunicaciones Digitales, S.A. (the “Surety”), to act as surety (fiador) for its obligations under the Loan (the “Guarantee”). Financial Covenants: The Borrower shall maintain accurate financial records and provide the Lender with (i) audited annual financial statements for itself and its subsidiaries within one hundred and twenty (120) days of the fiscal year-end; and (ii) interim quarterly financial statements, certified by its general manager or accountant, within sixty (60) days of each quarter-end. The Borrower further agrees to maintain a Total Financial Debt4 to EBITDA5 ratio of no more than four to one (4:1), calculated according to the methodology established in the Bond Program6, or as otherwise proposed by the Lender, in the event the Bond Program ceases to be in place. Affirmative Covenants: The Borrower shall: i. Provide the financial information required in the Agreement. ii. Cause the Surety to grant the Guarantee. 3 “ITBMS” refers to the Panamanian Tax on the Transfer of Tangible Personal Property and the Provision of Services (Impuesto sobre la Transferencia de Bienes Corporales Muebles y la Prestación de Servicios). 4 “Total Financial Debt” means all financial obligations of the Borrower as of a specific date. 5 “EBITDA” means the consolidated operating profit of the Borrower, without duplication, calculated before taxes, interest, extraordinary income or losses, and expenses, among others, plus amortization and depreciation costs and expenses incurred during the same period based on financial statements prepared under generally accepted accounting principles. 6 “Bond Program” means such program put in place by Telecomunicaciones Digitales, S.A., as issuer, and registered under number SMV-431-19 dated October 22, 2019.

3 iii. Pay all taxes, fees, and contributions when due. iv. Pay all Social Security (Caja de Seguro Social) obligations. v. Comply with all significant laws, decrees, and regulations. vi. Keep all licenses, patents, and permits (national or international) valid and up to date. vii. Keep all third-party commitments current. viii. Notify the Lender immediately of any Material Adverse Change7. ix. Notify the Lender within 10 business days of any legal or arbitration proceedings. x. Perform all mandatory amortizations. xi. Allow the Lender or approved third parties to perform physical inspections. Negative Covenants: The Borrower shall not: i. Dissolve, merge, or consolidate (unless merging with the Surety). ii. Spin off into separate entities. iii. Change corporate structure, jurisdiction, or articles of incorporation. iv. Modify the social pact or shareholder agreements regarding decision-making. v. Change direct shareholding composition if it results in a Change of Control. vi. Effect a Change of Control8 without prior authorization. vii. Make substantial changes to the ordinary course of business. viii. Pay dividends or shareholder loans unless financial covenants are met. ix. Sell, lease, or dispose of assets if it causes a Material Adverse Change. x. Mortgage, pledge, or encumber assets in a way that harms the Lender’s position. xi. Enter into new contracts outside the normal course of business that risk repayment. xii. Grant corporate bonds or guarantees to third parties (unless in favor of the Lender). xiii. Grant liens on movable or immovable property to third parties. xiv. Use loan proceeds for any purpose not specified in the Agreement. xv. Incur a default with other financial institutions or tax authorities. Event of Default: The Agreement includes customary events of default that include, among other things, payment and non-payment defaults, inaccuracy of representations and warranties, cross-default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Agreement. In the event of Loan termination due to an Event of Default, the Lender is entitled to the payment of principal, interest accrued until the date of cancellation, commissions, insurance premiums, costs, and expenses incurred. Governing law: The Agreement is governed by the laws of Panama. For any dispute or legal claim related to the interpretation or fulfillment of the Agreement, the Parties agree to submit to 7 “Material Adverse Change” means any substantial adverse change in the business, financial condition, operations, performance, or properties of the Borrower that provides the Lender with grounds to conclude that the Borrower will not be, or is not able to, fulfill or observe its payment obligations under the Agreement. 8 “Change of Control” means any event or circumstance where (i) a Person or group of Persons acting in concert (who do not currently control the Borrower) acquires direct or indirect control of the Borrower or the Surety, except if such control is acquired by entities controlled by Millicom International Cellular S.A. (“Millicom”) or through the acquisition of Millicom itself; or (ii) all or substantially all of the Borrower’s assets or business are sold.

4 the jurisdiction of the Justice Courts of Panama City, Panama, or any other forum deemed convenient and relevant by the Lender.